Exhibit 99.3

QUALITY DISTRIBUTION, LLC

and

QD CAPITAL CORPORATION

Offer To Exchange up to $50,000,000 of their

Senior Floating Rate Notes due 2012, Series B

For Any and All of their Outstanding

Senior Floating Rate Notes due 2012, Series B

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON [                ], 2008, UNLESS EXTENDED.

[                ], 2008

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Quality Distribution, LLC and QD Capital Corporation (the “Issuers”) are offering, upon the terms and subject to the conditions set forth in the Prospectus dated [                ], 2008 (the “Prospectus”) and the accompanying Letter of Transmittal enclosed herewith (which together constitute the “Exchange Offer”), to exchange their Senior Floating Rate Notes due 2012, Series B (the “Exchange Notes”) for an equal principal amount of their Senior Floating Rate Notes due 2012, Series B (the “Old Notes,” and together with the Exchange Notes, the “Notes”). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes (i) have been registered under the Securities Act of 1933, and therefore will not bear legends restricting their transfer, (ii) are not entitled to registration rights which the Old Notes are entitled under the Registration Rights Agreement, dated as of December 18, 2007, among the Issuers, the initial purchasers of the Old Notes and the guarantors of the Old Notes set forth on Annex I thereto (the “Registration Rights Agreement”), and (iii) will not contain certain provisions providing for the payment of additional interest to the holders of the Old Notes under certain circumstances relating to the registration and consummation of the Exchange Offer.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER—CERTAIN CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus, dated [                ], 2008;

2. The Letter of Transmittal for your use (unless Old Notes are held in book-entry form) and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Notes);

3. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. A Notice of Guaranteed Delivery;

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. A return envelope addressed to The Bank of New York Trust Company, N.A., the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                ], 2008, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Notes, or confirmation of book-entry transfer of such Old Notes, as applicable, (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent’s Message, and (c) any other required documents.

Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, a Letter of Transmittal or an Agent’s Message or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Issuers will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Issuers will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Prospectus or in the Instructions of the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at (212) 815-2742 (Corporate Trust Operations—Reorganization Unit) or by facsimile (for eligible institutions only) at (212) 298-1915.

Very truly yours,

QUALITY DISTRIBUTION, LLC
QD CAPITAL CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF EITHER OF THE ISSUERS OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF EITHER OF THE ISSUERS IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.